Exhibit 4.76

[Translation of Chinese Original]

Supplemental Agreement

This Supplemental Agreement (hereinafter the “Agreement”) is entered into in Beijing, the People’s Republic of China (hereinafter “China”), as of February 9, 2012 by and among

Beijing Super TV Co., Ltd., a limited company duly incorporated and existing under the laws of China, with its registered address at 4-406 Jingmeng High-Tech Building B, No. 5-2 Shangdi East Road, Haidian District, Beijing (“Super TV”);

Beijing Novel-Super Digital TV Technology Co., Ltd., a limited company duly incorporated and existing under the laws of China, with its registered address at 402 Jingmeng High-Tech Building B, No. 5-2 Shangdi East Road, Haidian District, Beijing (“N-S Digital TV”);

Shizhou Shen, a Chinese national and holder of resident ID card number [            ];

Lei Zhang, a Chinese national and holder of resident ID card number [            ];

Wenjun Wang, a Chinese national and holder of resident ID card number [            ]; and

Tianxing Wang, a Chinese national and holder of resident ID card number [            ].

Shizhou Shen, Lei Zhang, Wenjun Wang and Tianxing Wang are hereinafter referred to respectively as the “Shareholder” and together as the “Shareholders”.

Super TV, N-S Digital TV and the Shareholders are together referred to as the “Parties”.

WHEREAS:

(A)	Beijing Guangbo Digital TV Technology Co., Ltd. (predecessor of Super TV) entered into the Technical Support and Related Services Agreement with Beijing Novel Tongfang Digital TV Technology Co., Ltd. (predecessor of N-S Digital TV) on June 7, 2004;

(B)	Beijing Guangbo Digital TV Technology Co., Ltd. entered into the Technology License Agreement with Beijing Novel Tongfang Digital TV Technology Co., Ltd. on June 7, 2004;

(C)	Beijing Guangbo Digital TV Technology Co., Ltd. entered into the Technology Development Agreement with Beijing Novel Tongfang Digital TV Technology Co., Ltd. on June 7, 2004;

(D)	Beijing Guangbo Digital TV Technology Co., Ltd. entered into the Products and Software Purchase Agreement with Beijing Novel Tongfang Digital TV Technology Co., Ltd. on June 7, 2004;

(E)	Beijing Guangbo Digital TV Technology Co., Ltd. entered into the Equipment Leasing Agreement with Beijing Novel Tongfang Digital TV Technology Co., Ltd. on June 7, 2004;

(F)	Beijing Guangbo Digital TV Technology Co., Ltd. entered into the Equity Transfer Option Agreement with Li Yang (ID card number: [ ]) and Novel Tongfang Information Engineering Co., Ltd. on June 7, 2004; Beijing Guangbo Digital TV Technology Co., Ltd. entered into the Supplemental Agreement to Equity Transfer Option Agreement with Beijing Novel Tongfang Digital TV Technology Co., Ltd., Novel Tongfang Information Engineering Co., Ltd. and Li Yang on September 1, 2005; Super TV entered into the No. 2 Supplemental Agreement to Equity Transfer Option Agreement with Beijing Novel Tongfang Digital Technology Co., Ltd., Novel Tongfang Information Engineering Co., Ltd., Li Yang and Wei Gao (ID card number: [ ]) on August 18, 2007; Super TV entered into the No. 3 Supplemental Agreement to Equity Transfer Option Agreement with N-S Digital TV, Novel Tongfang Information Engineering Co., Ltd., Wei Gao and Junming Wu (ID card number: [ ]) on June 18, 2008; Super TV entered into the No. 4 Supplemental Agreement to Equity Transfer Option Agreement with N-S Digital TV, Novel Tongfang Information Engineering Co., Ltd., Junming Wu and Lei Zhang on November 24, 2008; Super TV entered into the No. 5 Supplemental Equity Transfer Option Agreement with N-S Digital TV, Shizhou Shen, Junming Wu, Lei Zhang, Wenjun Wang and Tianxing Wang on July 11, 2011 (together referred to as the “Equity Transfer Option Agreements”);

(G)	Beijing Guangbo Digital TV Technology Co., Ltd. and Beijing Novel Tongfang Digital Technology Co., Ltd. entered into the Business Operating Agreement with Li Yang and Novel Tongfang Information Engineering Co., Ltd. on September 1, 2005; Super TV and N-S Digital TV entered into the Supplemental Agreement to the Business Operating Agreement with Novel Tongfang Information Engineering Co., Ltd., Li Yang and Wei Gao on August 18, 2007; Super TV and N-S Digital TV entered into the No. 2 Supplemental Agreement to the Business Operating Agreement with Novel Tongfang Information Engineering Co., Ltd., Wei Gao and Junming Wu on June 8, 2008; Super TV, N-S Digital TV, Novel Tongfang Information Engineering Co., Ltd. and Junming Wu entered into the No. 3 Supplemental Agreement to the Business Operating Agreement with Lei Zhang and Shizhou Shen on November 24, 2008; Super TV and N-S Digital TV entered into the No. 4 Supplemental Agreement to the Business Operating Agreement with Shizhou Shen, Junming Wu, Lei Zhang, Wenjun Wang and Tianxing Wang on July 11, 2011 (together referred to as the “Business Operating Agreements”),

NOW, THEREFORE, in consideration of the historical true expression of intentions and practice of the Parties, to avoid ambiguity, through friendly consultation, the Parties enter into this Supplemental Agreement as follows in respect of the common views and practice formed by the Parties after the abovementioned agreements came into effect and during the performance thereof:

1.	With regard to the Technical Support and Related Services Agreement, the Parties agree that the service fee to be paid by N-S Digital TV to Super TV shall be subject to Super TV’s confirmation as to the amount and manner of payment thereof.

2.	With regard to the Equipment Leasing Agreement, the Parties agree that the rents to be paid by N-S Digital TV to Super TV shall be subject to Super TV’s confirmation as to the amount and manner of payment thereof.

3.	With regard to the Products and Software Purchase Agreement, the Parties agree that the purchase price to be paid by N-S Digital TV to Super TV shall be subject to Super TV’s confirmation as to the manner of determination thereof.

4.	With regard to the Technology Development Agreement, the Parties agree that the development fee to be paid by N-S Digital TV to Super TV shall be subject to Super TV’s confirmation as to the manner of determination thereof.

5.	With regard to the Equipment Leasing Agreement: Section 1.2, which provides that “The lease term of the Relevant Equipment shall be ten years (the “Lease Term”) starting from the effective date of this Agreement. Both Parties agree that this Agreement may be renewed one month prior to the expiration of the Lease Term...”, is amended as “ The lease term of the Relevant Equipment shall be ten years (the “Lease Term”) starting from the effective date of this Agreement. Party A may not modify or early terminate this Agreement without Party B’s consent. This Agreement shall be extended automatically for another 10 years upon the expiration of the Lease Term, unless Party B gives a written notice to the contrary. The Parties shall renew this Agreement one month before the expiration of the Term of Lease...”; Section 5 “Effectiveness and Termination of this Agreement “ is deleted; add to Section 9 “Miscellaneous” as the fifth subsection “this Agreement shall take effect upon the date of its execution”.

6.	With regard to the Products and Software Purchase Agreement: Section 2.1 is amended as “the term of this Agreement shall be 15 years from June 7, 2004 to June 6, 2019. Party A may not modify or early terminate this Agreement without Party B’s written consent. This Agreement shall be extended automatically for another 15 years upon its expiration, unless Party B gives a written notice to the contrary. The Parties shall renew this Agreement one month before its expiration.”

7.	With regard to the Technical Support and Related Services Agreement: Section 1.4 is amended as “the term of this Agreement shall be 15 years. Party A may not modify or early terminate this Agreement without Party B’s written consent. This Agreement shall be extended automatically for another 15 years upon its expiration, unless Party B gives a written notice to the contrary. The Parties shall renew this Agreement one month before its expiration.”

8.	With regard to the Technology License Agreement: Section 11.1, which provides that “ Both Parties may amend or terminate this Agreement before expiration at any time by mutual consent “, is amended as “the Parties shall make amendments and supplements to this Agreement through written agreement.”; Section 11.2 is deleted; Section 5.3, which provides that “Through consultations between both Parties three months prior to the expiration of the License Term, if necessary, Party A may renew this Agreement and permit Party B to continue to use the Technologies, provided that the renewed agreement shall have the same terms and conditions as those hereunder.”, is amended as “Party A may not modify or early terminate the License Term without Party B’s written consent. The term of license shall be extended automatically for 10 years upon its expiration, unless Party B gives a written notice to the contrary. The Parties shall renew this Agreement three months before expiration of the License Term, and the terms of the renewed technology license agreement shall be consistent with this Agreement.”

9.	With regard to the Technology Development Agreement: Section 8.2 is deleted; Section 4.3 is amended as “the obligation of confidentiality hereunder shall survive the termination of this Agreement for any reason for a period of two years from such termination.”; Section 12.3 is amended as “this Agreement shall take effect upon the time when both Parties sign or seal this Agreement. The term of this Agreement is 10 years. The Party A may not modify or early terminate this Agreement without the Party B’s written consent. This Agreement shall be extended automatically for 10 years upon its expiration, unless the Party B gives a written notice to the contrary. The Parties shall renew this Agreement one month before its expiration.”

10.	With regard to the Equity Transfer Option Agreement, Section 2.4 is amended as “the purchase price of the transferred option shall be decided by the Transferee or a third party designated thereby. If, at the time of exercise, any laws or regulations and/or any approving authority of the People’s Republic of China makes any restrictive requirements as to the minimum price for equity transfer or as to pricing basis (hereinafter the “Statutory Requirements”), the purchase price of the transferred equity must satisfy those Statutory Requirements. The Transferor agrees that the amount paid to him as the purchase price upon the Transferee’s exercise of option shall all be used to pay off the liability of the Transferor to the Transferee under the Loan Agreement, or be transferred in other manners as the Transferee may agree on in writing.”

11.	With regard to the Business Operating Agreements, add to the second paragraph of Section 3 the sentence “Party B, Party C and Party D are obliged to, upon Party A’s request, replace or dismiss any director or senior officer of Party B.” Add to Section 4 the sentence “the shareholders of Party B agree that they shall not, without Party A’s approval, conduct any transaction that may materially affect Party B’s assets, liabilities, rights or operation.

This page is intentionally left blank and is the signature page to this supplemental agreement.

Beijing Novel-Super Digital TV Technology Co., Ltd.	Shizhou Shen

(Seal)	/s/ Shizhou Shen

/s/ Jianhua Zhu
Position: Legal Representative

Lei Zhang	Wenjun Wang

/s/ lei Zhang	/s/ Wenjun Wang

Tianxing Wang

/s/ Tianxing Wang

Agreed and accepted by

Beijing Super TV Co., Ltd.

(Seal)

/s/ Jianhua Zhu
Title: Legal Representative

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